Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1 to be filed on or about November 3, 2020, of our report dated March 12, 2020, related to the consolidated financial statements of Midwest Holding, Inc. as of and for the year ended December 31, 2019, which appears in this Registration Statement of Midwest Holding, Inc. We also consent to the reference to our Firm under the caption “Experts” in this Form S-1.

/s/ Mazars USA LLP

Fort Washington, Pennsylvania

November 3, 2020